EXHIBIT 8(e)

                             AMENDMENT NUMBER 2 TO
                            PARTICIPATION AGREEMENT
                  AMONG MORGAN STANLEY UNIVERSAL FUNDS, INC.,
                VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.,
                     MORGAN STANLEY ASSET MANAGEMENT INC.,
                       MILLER ANDERSON & SHERRERD, LLP,
                 AMERICAN GENERAL LIFE INSURANCE COMPANY, AND
                   AMERICAN GENERAL SECURITIES INCORPORATED


      This Amendment No. 2 ("Amendment") executed as of the 4th day of November, 1997 to the Participation Agreement dated as of January 24, 1997, as amended (the "Agreement"), among Morgan Stanley Universal Funds, Inc. (the "Fund"), Van Kampen American Capital Distributors, Inc., Morgan Stanley Asset Management Inc., Miller Anderson & Sherrerd, LLP, American General Life Insurance Company (the "Company"), and American General Securities Incorporated.

      WHEREAS, the parties desire to amend the Agreement to (i) add to Schedule A of the Agreement the Contracts of the Company relating to the Company's PLATINUM INVESTOR I AND PLATINUM INVESTOR II FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICIES ("Platinum Contracts"), (ii) solely to the extent the Agreement relates to the Platinum Contracts, amend the provisions of Article III of the Agreement as described below, and (iii) add to Schedule A of the Agreement the Fund's Equity Growth Portfolio.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Schedule A to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the Equity Growth Portfolio.

      2. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the Platinum Contracts.

      3. Solely to the extent the Agreement relates to the Platinum Contracts, Article III of the Agreement is hereby deleted and replaced with the following:

      "ARTICLE  III.   PROSPECTUSES,   REPORTS  TO   SHAREHOLDERS   AND  PROXY
      STATEMENTS; VOTING

      3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or


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              statement  of  additional  information  for the Fund is  amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

      3.2(a). Except as otherwise  provided in this Section 3.2., all expenses of preparing, setting in type and printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus and/or statement of additional information, the Fund shall bear the cost of typesetting to provide the Fund's prospectus and/or statement of additional information to the Company in the format in which the Fund is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. In such event, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to Participants, and y is the Fund's per unit cost of printing the Fund's prospectuses. The same procedures shall be followed with respect to the Fund's statement of additional information. The Fund shall not pay any costs of typesetting, printing and distributing the Fund's prospectus and/or statement of additional information to prospective Participants.

      3.2(b). The Fund, at its expense,  shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in Section 3.2(a) above) to shareholders in such quantity as the Company shall reasonably require for distributing to Participants. The Fund shall not pay any costs of distributing such proxy-related material, reports to shareholders, and other communications to prospective Participants.

      3.2(c). The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Participants.

      3.2(d). The Fund shall pay no fee or other compensation to the Company

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              under this  Agreement,  except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

      3.2(e). All expenses, including expenses to be borne by the Fund pursuant to Section 3.2 hereof, incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares.

      3.3     The  Fund's  statement  of  additional   information   shall  be
              obtainable from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

      3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract Owners to whom voting privileges are required to be extended and shall:

              (i)    solicit voting instructions from Contract owners:

              (ii) vote the Fund shares in accordance with instructions received from Contract owners: and

              (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

      3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the Securities and Exchange


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              Commission  may  interpret   Section  16  not  to  require  such
              meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections
              of  directors  and  with  whatever   rules  the  Commission  may
              promulgate with respect thereto."

      4. Except as amended hereby the Agreement is hereby ratified and confirmed in all respects.


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      IN WITNESS WHEREOF,  the parties hereto execute this Amendment as of the date first written above.


AMERICAN GENERAL LIFE INSURANCE COMPANY
AMERICAN GENERAL SECURITIES INCORPORATED on behalf of itself and each of its Accounts named in Schedule B to the Agreement, as amended from time to time


By:______________________________________


By:______________________________________



MORGAN STANLEY UNIVERSAL FUNDS, INC.
VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.


By:______________________________________


By:______________________________________



MORGAN STANLEY ASSET MANAGEMENT, INC.
MILLER ANDERSON & SHERRERD, LLP


By:______________________________________


By:______________________________________


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                                  SCHEDULE A

                         PORTFOLIOS OF MORGAN STANLEY
                         UNIVERSAL FUNDS AVAILABLE FOR
                       PURCHASE BY AMERICAN GENERAL LIFE
                    INSURANCE COMPANY UNDER THIS AGREEMENT


Fixed Income
High Yield
Growth
Mid Cap Value
Value
International Magnum
Emerging Markets Equity
Global Equity
Equity Growth


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                                  SCHEDULE B

                        SEPARATE ACCOUNTS AND CONTRACTS


Name of Separate Account and
Date Established by Board of Directors
Form Numbers and Names of
Contracts Funded By Separate Account


American General Life Insurance Company

CONTRACT FORM NUMBERS:
Separate Account D
95020 Rev 896
Established: November 19, 1973
95021 Rev 896

NAME OF CONTRACT:

Generations Combination Fixed and Variable Annuity Contract


CONTRACT FORM NUMBERS:

91010

91011

93020

93021

NAME OF CONTRACT:

Variety Plus Combination Fixed and Variable Annuity Contract


CONTRACT FORM NUMBERS:

74010

74011

76010

76011

80010

80011

81010

81011

83010

83011

NAME OF CONTRACT:    None


American General Life Insurance

CONTRACT FORM NUMBERS:
Company Separate Account VL-R
97600
Established:  May 6, 1997
97610

NAME OF CONTRACT:

Platinum I and Platinum II Flexible Premium

Variable Life Insurance Policies